                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                                  BIOMET INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                               (BIOMET, INC. LOGO)


August 14, 2003

To the Shareholders of Biomet, Inc.:

You are cordially invited to attend our Annual Meeting of Shareholders on Saturday, September 27, 2003, at 1:30 p.m., local time, at Biomet's Corporate Headquarters located at 56 East Bell Drive, Warsaw, Indiana. Information regarding the matters to be voted upon at the Annual Meeting can be found in the accompanying Notice and Proxy Statement.

We hope you are planning to attend the Annual Meeting and look forward to seeing as many of you as possible. The vote of each shareholder is of utmost importance. For this reason, we urge you to vote your proxy promptly, whether or not you plan to attend the Annual Meeting.

On behalf of the Board of Directors and management of Biomet, Inc., I would like to extend our appreciation for your continued support and confidence.

                                           Sincerely,

                                           BIOMET, INC.

                                           /s/ DANE A. MILLER

                                           Dane A. Miller, Ph.D.
                                           President and Chief
                                           Executive Officer

                               (BIOMET, INC. LOGO)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 27, 2003

TO THE SHAREHOLDERS OF BIOMET, INC.:

The Annual Meeting of Shareholders of Biomet, Inc. will be held on Saturday, September 27, 2003, at 1:30 p.m., local time, at Biomet's Corporate Headquarters located at 56 East Bell Drive, Warsaw, Indiana, for the following purposes:

(1)  To elect four Class II directors to serve for terms of three years each.

(2) To ratify the selection of Ernst & Young LLP as independent accountants for the fiscal year ending May 31, 2004.

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record as of the close of business on August 7, 2003 are entitled to receive notice of and to vote at the Annual Meeting. We urge you to vote your shares promptly, even if you hold only a few shares and regardless of whether or not you expect to be present at the Annual Meeting in person.

                                    By order of the Board of Directors,

                                    /s/ DANIEL P. HANN

                                    Daniel P. Hann, Secretary

August 14, 2003
Warsaw, Indiana

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY PROMPTLY.

                               (BIOMET, INC. LOGO)

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD SEPTEMBER 27, 2003

                              GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of Biomet, Inc. in connection with the solicitation by the Board of Directors of Biomet of proxies to be voted at the Annual Meeting of Shareholders to be held at Biomet's Corporate Headquarters located at 56 East Bell Drive, Warsaw, Indiana, on Saturday, September 27, 2003, at 1:30 p.m., local time, or any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about August 22, 2003. The following is important information in a question-and-answer format regarding the Annual Meeting and this Proxy Statement.

WHAT AM I VOTING ON?

You are voting on the following matters:

     o The election of four Class II directors (Jerry L. Ferguson; Daniel P. Hann; Thomas F. Kearns, Jr.; and Dane A. Miller, Ph.D.) for three-year terms.

     o The ratification of the selection of Ernst & Young LLP as independent accountants for the fiscal year ending May 31, 2004.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

Unless you instruct otherwise on your proxy card, the proxy holders will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth with the discussion of each matter set forth later in this Proxy Statement. In summary, the Board recommends that you vote:

     o    FOR the election of the nominees for directors.

     o FOR ratification of the appointment of Ernst & Young LLP as Biomet's independent accountants for fiscal year 2004.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their best judgment.

WHO IS ENTITLED TO VOTE?

Only those persons who own Biomet Common Shares at the close of business on the record date, August 7, 2003, are entitled to receive notice of and to vote at the Annual Meeting, or any adjournment or postponement of the meeting. As of the record date, there were 256,391,095 Common Shares of Biomet issued and outstanding. Each shareholder is entitled to one vote for each Biomet Common Share owned as of the close of business on August 7, 2003.

WHAT CONSTITUTES A QUORUM?

A quorum is represented by the holders of a majority of the Common Shares outstanding on the record date and present, in person or by proxy, at the Annual Meeting. Proxies submitted by brokers that do not indicate voting instructions for a proposal are called "broker non-votes." Broker non-votes and abstentions will be included in the number of shares considered to be present at the Annual Meeting, but will not be counted "for" or "against" the proposal. A quorum must be present for a proposal to be properly approved at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered directly in your name with our transfer agent you are considered to be the "shareholder of record" with respect to those shares. This Proxy Statement, the Annual Report to Shareholders and the proxy card have been sent directly to you.

If your shares are held in a stock brokerage account, by a bank or other nominee, you are considered to be the "beneficial owner" of the shares held in street name. This Proxy Statement and the Annual Report to Shareholders have been forwarded to you by your broker, bank or other nominee, who is considered to be the shareholder of record with respect to those shares. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing.

HOW DO I VOTE?

It is important that you vote each proxy you receive. If your proxy card does not indicate your voting preference, your shares will be voted FOR the two proposals on your behalf.

SHAREHOLDERS OF RECORD. Shareholders of record may vote in person at the Annual Meeting or by proxy, whether or not they plan to attend the Annual Meeting. This year there are two convenient voting methods for shareholders of record to vote by proxy.

     o VOTING BY INTERNET. We encourage you to vote by using the Internet at www.proxyvote.com. Please refer to the voting information on the proxy card and on the website for directions on the manner in which to transmit your voting instructions. Voting on the Internet has the same effect as voting by mail. The deadline for Internet voting is 11:59 p.m. Eastern Time, Friday, September 26, 2003. Internet voting is available 24 hours a day. If you vote by the Internet you should NOT return your proxy card by mail.

     o VOTING BY MAIL. If you choose to vote by mail, please mark, sign and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided.

BENEFICIAL OWNERS. Beneficial owners must refer to the voting information provided by their broker, bank or other nominee to determine the manner in which voting instructions are to be transmitted. A beneficial owner who wishes to vote in person at the Annual Meeting must obtain an additional proxy from the broker, bank or other nominee to do so, and must present that proxy at the Annual Meeting.

HOW CAN I CHANGE MY VOTE?

If you are a beneficial owner, you must contact your broker, bank or other nominee to determine how to change your voting instructions. If you are a shareholder of record, you may change your vote at any time prior to the tabulation of votes at the Annual Meeting. To do so, you must (1) deliver a written notice of revocation to the Secretary of Biomet at P.O. Box 587, Warsaw, IN 46581-0587, (2) submit a properly executed proxy bearing a later date in writing or on the Internet, or (3) attend the Annual Meeting and cast your vote in person.

HOW DO I VOTE MY SHARES IN BIOMET'S EMPLOYEE STOCK BONUS PLAN?

If you are one of Biomet's team members (Biomet refers to its employees as team members) eligible to participate in Biomet's Employee Stock Bonus Plan ("Bonus Plan"), you will receive a request for voting instructions from the Bonus Plan trustee with respect to the shares allocated to your account in the Bonus Plan. You are entitled to direct the Bonus Plan trustee how to vote your Bonus Plan shares. If you do not provide voting instructions to the Bonus Plan trustee within the prescribed time, the shares allocated to your account in the Bonus Plan will be voted by the Bonus Plan trustee in the same proportion as the shares held by the Bonus Plan trustee for which voting instructions have been received from other members of the Bonus Plan. You may revoke your previously provided voting instructions by filing with the Bonus Plan trustee either a written notice of revocation or a properly executed proxy bearing a later date.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH ITEM?

ELECTION OF DIRECTORS. The four nominees receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes will not be counted as votes in favor of any nominee.

OTHER MATTERS. The ratification of the independent accountants and approval of any other matter that properly comes before the Annual Meeting requires that the number of votes cast "for" exceed those cast "against." Abstentions and broker non-votes will not be counted as votes for or against any such matters.

WHAT IS "HOUSEHOLDING" AND HOW DOES IT AFFECT ME?

In an effort to reduce printing and postage costs, Biomet has adopted a process for mailing the Annual Report to Shareholders and Proxy Statement known as "householding." Householding has been approved by the Securities and Exchange Commission and permits Biomet to mail only one copy of the Annual Report and Proxy Statement to shareholders of record who share the same last name and address, unless we receive contrary instructions from any shareholder of record at that address. Each shareholder of record will continue to receive a separate proxy card.

If you prefer to receive multiple copies of the Annual Report and Proxy Statement at the same address, additional copies will be provided to you promptly upon request. You may contact the Investor Contact in writing at Biomet, Inc., P.O. Box 587, Warsaw, IN 46581-0587, or by telephone at
574.372.1514. If you are a shareholder of record receiving multiple copies of the Annual Report and Proxy Statement and would prefer to receive a single copy, please contact us at the address and phone number provided above. If you are a beneficial owner, information regarding householding should be forwarded to you by your broker, bank or other nominee.

WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

It means you have shares registered in more than one account. Please vote ALL proxy cards to ensure that all of your shares are counted.

WHO CAN ATTEND THE ANNUAL MEETING?

All shareholders as of the close of business on August 7, 2003, or their duly appointed proxy holders, may attend the Annual Meeting. Each shareholder may be accompanied by one guest. However, seating will be limited. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 1:00 p.m.

WHAT TIME IS THE ANNUAL MEETING?

The Annual Meeting will begin at 1:30 p.m., local time. Please note that local time is Eastern Standard Time, NOT Eastern Daylight Savings Time (i.e., during this time of year, Warsaw is on the same time as Chicago). PRIOR TO THE ANNUAL MEETING, THERE WILL BE TOURS OF BIOMET'S FACILITY FROM 12:00 NOON TO 1:00 P.M.

WHO PAYS FOR THE COSTS ASSOCIATED WITH THIS PROXY STATEMENT?

Biomet will pay for all expenses in connection with the solicitation of proxies. We will also provide to all brokers, dealers, banks and voting trustees, and their nominees, copies of this Proxy Statement, the accompanying proxy card and the Annual Report for mailing to beneficial owners and, upon request, will reimburse such record holders for their reasonable expenses in connection with such activities. Biomet expects to solicit proxies primarily by mail, but directors, officers and employees of Biomet may also solicit proxies in person, by telephone, by mail, facsimile transmission, or other forms of electronic communication. Biomet's directors, officers and employees will not receive any additional compensation for such activities.

                                STOCK OWNERSHIP

WHO ARE THE BENEFICIAL OWNERS OF MORE THAN 5% OF BIOMET'S COMMON SHARES?

The following table sets forth certain data with respect to those persons known by Biomet to be the beneficial owners of more than 5% of the issued and outstanding Common Shares of Biomet as of August 7, 2003. Unless stated otherwise, each beneficial owner has sole voting and investment power with respect to the shares indicated.

NAME AND ADDRESS                    AMOUNT AND NATURE        PERCENT
OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP    OF CLASS
-------------------              -----------------------    --------
State Farm Mutual Automobile           18,906,982(1)          7.4%
 Insurance Company and
 related entities
One State Farm Plaza
Bloomington, Illinois 61710

FMR Corp. and related entities         17,868,206(2)          7.0%
82 Devonshire Street
Boston, Massachusetts 02109




(1) According to a Schedule 13G/A filed with the Securities and Exchange Commission by State Farm Mutual Automobile Insurance Company ("SFMAIC") and certain related entities on February 7, 2003, SFMAIC has sole voting and dispositive power with respect to 9,409,500 shares and shared dispositive power with respect to 67,946 shares; State Farm Life Insurance Company has sole voting and dispositive power with respect to 169,975 shares and shared dispositive power with respect to 3,434 shares; State Farm Fire and Casualty Company has shared dispositive power with respect to 8,567 shares; State Farm Investment Management Corp. has sole voting and dispositive power with respect to 4,398,750 shares and shared voting and dispositive power with respect to 8,793 shares; State Farm Insurance Companies Employee Retirement Trust has shared dispositive power with respect to 6,967 shares; State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees has sole voting and dispositive power with respect to 4,815,000 shares; and State Farm Mutual Fund Trust has sole voting and dispositive power with respect to 18,050 shares.

(2) According to a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. ("FMR"), Edward C. Johnson III and Abigail P. Johnson on February 13, 2003, all such shares are beneficially owned by five entities: (a) Fidelity Management & Research Company, a registered investment advisor to various investment companies ("Fidelity Funds") and a wholly-owned subsidiary of FMR ("FM&RC"), (b) Fidelity Management Trust Company, a wholly-owned subsidiary of FMR ("FMTC"), (c) Strategic Advisors, Inc., a wholly-owned subsidiary of FMR and an investment adviser to individuals ("SA Inc."), (d) Geode Capital Management, LLC, an entity indirectly owned by certain employees and shareholders of FMR ("Geode"), and (e) Fidelity International Limited ("FIL"). FM&RC is the beneficial owner of 16,863,112 shares. Mr. Johnson (Chairman of FMR), FMR (through its control of FM&RC) and Fidelity Funds each has sole dispositive power with respect to 16,863,112 shares. Neither Mr. Johnson nor FMR has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds. The sole voting power of all shares directly owned by Fidelity Funds resides with the Board of Trustees of such funds. FMTC is the beneficial owner of 433,328 shares as a result of it serving as investment manager of various institutional accounts. Mr. Johnson and FMR (through its control of FMTC) each has sole dispositive and voting power with respect to the 433,328 shares owned by various institutional accounts. SA Inc., Geode and FIL are the beneficial owner of 88,449 shares, 937 shares and 482,380 shares, respectively.

HOW MANY COMMON SHARES DO BIOMET'S DIRECTORS AND EXECUTIVE OFFICERS OWN?

The following table sets forth the beneficial ownership of Common Shares as of August 7, 2003 by each director, each executive officer named in the Summary Compensation Table herein, and by all directors and executive officers of Biomet as a group.


                                                                                      OPTION
                                        NUMBER                                        SHARES      TOTAL NUMBER
                                      OF SHARES      BIOMET'S       401(k) PROFIT   EXERCISABLE     OF SHARES
NAME OF                             BENEFICIALLY   EMPLOYEE STOCK   SHARING PLAN      WITHIN      BENEFICIALLY   PERCENT
BENEFICIAL OWNER                       OWNED(1)     BONUS PLAN(2)   AND TRUST(3)     60 DAYS(4)       OWNED      OF CLASS
----------------                    ------------   -------------    -------------   -----------   ------------   --------
Garry L. England                         172,804       22,975           32,780         19,875         240,721         *
Jerry L. Ferguson                      3,137,455        3,489               --             --       3,140,944       1.2%
Daniel P. Hann                            72,396       10,495            2,847         19,875         102,050         *
C. Scott Harrison, M.D.                  720,743           --               --         16,644         737,387         *
M. Ray Harroff                            46,821           --               --          7,000          53,821         *
Thomas F. Kearns, Jr.                      8,964           --               --          4,000          12,964         *
Dane A. Miller, Ph.D.                  7,422,294       31,782           22,716             --       7,143,792       2.9%
Jerry L. Miller                        3,893,151           --               --          7,000       3,900,151       1.5%
Kenneth V. Miller                          9,828           --               --          7,000          19,495         *
Charles E. Niemier                       753,414       27,471           35,967         19,875         841,027         *
Niles L. Noblitt                       4,542,454       32,384           52,815             --       4,627,668       1.8%
James R. Pastena                         123,132       11,984           11,110         22,335         165,975         *
Marilyn Tucker Quayle                     21,637           --               --          7,000          28,637         *
Prof. Dr. Bernhard Scheuble                  327           --               --          4,000           4,327         *
L. Gene Tanner                           105,039           --               --          4,000         109,039         *
Other Executive Officers (4 persons)     469,872       38,196           41,450         54,175         603,693         *
                                                                                      -------      ----------       ---
All Directors and Executive
    Officers as a Group                                                               192,779      22,071,571       8.6%

* Represents less than 1.0% of Biomet's issued and outstanding Common Shares.

(1) Except as noted below, each director and executive officer has sole or shared voting power and investment power with respect to the Common Shares listed next to his or her name:

     o Mr. Garry England--4,050 shares held in an individual retirement account ("IRA") for Mr. England's benefit as to which he has investment power but no voting power and 4,111 shares owned of record by Mr. England's children, as to which Mr. England has no voting or investment power and disclaims beneficial ownership.

     o Mr. Jerry Ferguson--278,754 shares owned of record by Mr. Ferguson's wife and 38,880 shares held in an IRA for her benefit, as to which Mr. Ferguson has no voting or investment power and disclaims beneficial ownership; and 58,806 shares held in an IRA for Mr. Ferguson's benefit as to which he has investment power but no voting power.

     o Dr. Dane Miller--3,550,447 shares owned of record by Dr. Miller's wife and 44,973 shares held in an IRA for her benefit, as to which Dr. Miller has no voting or investment power and disclaims beneficial ownership; and 103,473 shares held in an IRA for the benefit of Dr. Miller, as to which he has investment power but no voting power.

     o Mr. Jerry Miller--3,787,209 shares held in an estate planning trust for the benefit of Mr. Miller, as to which Mr. Miller has shared voting and investment power.

     o Mr. Charles Niemier--21,866 shares owned of record by Mr. Niemier's wife and 30,573 shares held in an IRA for her benefit, as to which Mr. Niemier has no voting or investment power and disclaims beneficial ownership; 71,082 shares held in an IRA for Mr. Niemier's benefit, as to which he has investment power but no voting power; and 300,348 shares held in trust for the benefit of Mr. Niemier's children as to which he has no voting or investment power and disclaims beneficial ownership.

     o Mr. Niles Noblitt--2,255,109 shares owned of record by Mr. Noblitt's wife, as to which Mr. Noblitt holds no voting or investment power and disclaims beneficial ownership; 20,528 shares owned of record by Mr. Noblitt's wife as custodian of their children, as to which Mr. Noblitt has no voting or investment power and disclaims beneficial ownership; and 20,528 shares owned of record by Mr. Noblitt as custodian for his children, as to which he has voting and investment power but disclaims beneficial ownership.

     o Other Executive Officers--4,282 shares held in IRA accounts for the benefit of the spouses of two of these executive officers, as to which they have no voting or investment power and disclaim beneficial ownership; and 4,878 shares held in IRA accounts for the benefit of two of the executive officers, as to which they have investment power but no voting power.

(2) Biomet's executive officers have accounts in Biomet's Employee Stock Bonus Plan qualified under section 401(a) of the Internal Revenue Code. The executive officers who hold shares pursuant to the Employee Stock Bonus Plan have voting power but do not have investment power for these shares.

(3) Biomet's executive officers may elect to participate in Biomet's Profit Sharing Plan and Trust qualified under Section 401(k) of the Internal Revenue Code. The officers have no voting power for the shares held in their accounts in the 401(k) plan. They have sole investment power with respect to any shares purchased through their personal contributions to their accounts in the 401(k) plan. They have no investment power with respect to the shares contributed by Biomet to their accounts in the 401(k) plan.

(4) Reflects the number of shares that could be purchased by the exercise of options exercisable at August 7, 2003, or within 60 days thereafter.

                         ITEM 1--ELECTION OF DIRECTORS

Biomet's Board of Directors currently has 13 members. Biomet's Bylaws divide the Board of Directors into three classes, with one class to be elected at each Annual Meeting of Shareholders. At the Annual Meeting, the shareholders will vote to elect four directors in Class II to serve for a three-year term expiring in 2006, or until their successors are elected and qualified. Class III Directors and Class I Directors will not be elected at the Annual Meeting and will continue in office until the Annual Meetings of Shareholders to be held in 2004 and 2005, respectively. The Board of Directors has nominated the persons named below for election as Class II Directors. The name, age, business background and tenure as a director of Biomet of each nominee and each director continuing in office are set forth below. Jerry L. Miller and Kenneth V. Miller are brothers. No other family relationship exists among any of the nominees or continuing directors. Except as otherwise indicated, the principal occupations of the nominees and continuing directors have not changed during the last five years. The nominees for director have consented to serve, if elected, and Biomet has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies may be voted for an alternate candidate chosen by the Board of Directors. The four nominees for director receiving the greatest number of votes will be elected as directors. Withheld votes and broker non-votes (which are treated as "withheld" votes) are not counted as votes in favor of any nominee. Unless authority to vote for a nominee is withheld, the proxy card will be voted FOR the nominees named.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES BELOW.

DIRECTORS STANDING FOR ELECTION
NAME, AGE AND BUSINESS EXPERIENCE

CLASS II: FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS

JERRY L. FERGUSON, age 62 ................................. Director since 1978
Member: Executive Committee. Mr. Ferguson is one of the four founders of Biomet and is the Vice Chairman of the Board.

DANIEL P. HANN, age 48 .................................... Director since 1989
Mr. Hann has served as the Senior Vice President, General Counsel and Secretary of Biomet since June 1999. Prior to 1999, he was Vice President, General Counsel and Secretary of Biomet.

THOMAS F. KEARNS, JR., age 66 ............................. Director since 1983
Mr. Kearns is a retired partner of Bear, Stearns & Co., Inc. (investment banking firm). Mr. Kearns is a trustee of the University of North Carolina Foundation, a director of Fibrogen Corporation (biotechnology company) and a director of the Omega Institute (non-profit organization).

DANE A. MILLER, PH.D., age 57.............................. Director since 1977
Member: Executive and Stock Option Committees. Dr. Miller is one of the four founders of Biomet and is the President and Chief Executive Officer. Dr. Miller is a director of 1st Source Corporation (bank holding company), a trustee of Kettering University (formerly General Motors Institute), a member of the board of the University of Chicago Health Systems and serves on the Engineering Advisory Committee of the University of Cincinnati.

DIRECTORS CONTINUING IN OFFICE
NAME, AGE AND BUSINESS EXPERIENCE

CLASS III: TERM EXPIRES AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS

M. RAY HARROFF, age 63...................................... Director since 1977
Mr. Harroff is one of the four founders of Biomet and is President of Stonehenge Links Village Development (real estate development company).

JERRY L. MILLER, age 57.................................... Director since 1979
Member: Executive, Nominating and Corporate Governance, Compensation and Stock Option Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products).

CHARLES E. NIEMIER, age 47................................. Director since 1987
Mr. Niemier is the Senior Vice President - International Operations of Biomet. Mr. Niemier is a trustee of Valparaiso University, a member of the Board of Directors of Lakeland Financial Corporation (Lake City Bank), and a member of the Board of Directors of Kosciusko 21st Century Foundation, Inc. (non-profit organization).

PROF. DR. BERNHARD SCHEUBLE, age 49 ....................... Director since 1998
Prof. Scheuble is Chairman and Chief Executive Officer of Merck KGaA (pharmaceutical company) and has been CEO Pharma, and a General Partner and Member of the Executive Board of Merck KGaA since April 1998. Prior to 1998, Prof. Scheuble was Head of Pharma Ethicals, Merck KGaA. Prof. Scheuble is a director of certain subsidiaries of Merck KGaA.

CLASS I: TERM EXPIRES AT THE 2005 ANNUAL MEETING OF SHAREHOLDERS

C. SCOTT HARRISON, M.D., age 66............................ Director since 1994
Member: Executive, Nominating and Corporate Governance, Audit and Compensation Committees. Dr. Harrison is the founder, President and Chief Executive Officer of CURE International (non-profit organization).

KENNETH V. MILLER, age 55.................................. Director since 1979
Member: Executive, Nominating and Corporate Governance, Audit, Compensation and Stock Option Committees. Mr. Miller is a self-employed attorney, venture capitalist and a principal in Havirco (private investment management firm). Mr. Miller is a director and a member of the Compensation Committee of the Board of Directors of AvTech Laboratories, Inc. (pharmaceutical laboratory) and TEAM Industries, Inc. (manufacturer of expanded polystyrene products). Mr. Miller is also a director of Keystone Community Bank.

NILES L. NOBLITT, age 52................................... Director since 1977
Member: Executive and Stock Option Committees. Mr. Noblitt is one of the four founders of Biomet and is the Chairman of the Board. Mr. Noblitt is also a trustee of Rose Hulman Institute of Technology.

MARILYN TUCKER QUAYLE, age 54.............................. Director since 1993
Ms. Quayle is a director and President of BTC, Inc., a private investment holding company and a director of booksfree.com. Prior to 2001, she was also an attorney engaged in private practice as a partner in the Indianapolis, Indiana law firm of Krieg, DeVault, Alexander & Capehart.

L. GENE TANNER, age 70 .................................... Director since 1985
Member: Audit Committee. Mr. Tanner is Vice Chairman of the Board of NatCity Investments, Inc. (investment banking firm) and a director of the Indiana Chamber of Commerce.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD MEET DURING FISCAL YEAR 2003?

The Board of Directors met four times during fiscal year 2003. Each director attended at least 75% of the total number of meetings of the Board and committees on which he or she served during fiscal year 2003.

BOARD COMMITTEE MEMBERSHIP

                                                        Nominating
                                                       and Corporate
                               Executive     Audit      Governance     Compensation   Stock Option
Name                           Committee   Committee     Committee       Committee     Committee
----                           ---------   ---------   -------------   ------------   ------------
Jerry L. Ferguson                  X
Daniel P. Hann
C. Scott Harrison, M.D.            X           X             X              X
M. Ray Harroff
Thomas F. Kearns
Dane A. Miller, Ph.D.              X                                                       X
Jerry L. Miller                    X                         X              X              X
Kenneth V. Miller                  X           X             X              X              X
Charles E. Niemier
Niles L. Noblitt                   X                                                       X
Marilyn Tucker Quayle
Prof. Dr. Bernhard Scheuble
L. Gene Tanner                                 X


The EXECUTIVE COMMITTEE has full authority from the Board of Directors to conduct business within the limits prescribed by Indiana law. The Executive Committee met five times during fiscal year 2003.

The function of the AUDIT COMMITTEE is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to Biomet's accounting policies, internal controls and financial reporting practices. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and Biomet's process for monitoring compliance with laws and regulations and with its code of conduct. The Audit Committee also establishes policies and makes recommendations to the Board of Directors with respect to the approval of transactions between Biomet and its directors, officers and employees; reviews and approves any related-party transactions; appoints Biomet's independent accountants; and reviews Biomet's compliance with applicable laws, regulations and internal procedures. A more detailed discussion of the organization and roles and responsibilities of the Audit Committee is contained in its Charter attached to this Proxy Statement as Appendix A. The Audit Committee met ten times during fiscal year 2003.

The NOMINATING AND CORPORATE GOVERNANCE COMMITTEE is responsible for, among other things, receiving and reviewing recommendations for nominations to the Board of Directors, establishing eligibility criteria and procedures for identifying potential nominees to the Board of Directors, and recommending individuals as nominees for election to the Board of Directors. The Nominating and Corporate Governance Committee will consider for nomination as directors persons recommended by shareholders provided that such recommendations are in writing and delivered to: Attn:
Secretary, Biomet, Inc., P.O. Box 587, Warsaw IN 46581-0587, and delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to the Annual Meeting of Shareholders. In the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The Nominating and Corporate Governance Committee is also responsible for recommending to the Board the director nominees for each committee of the Board; providing oversight of the corporate governance affairs of the Board and Biomet; and assisting in the evaluation of the Board, its committees and the individual directors. A more detailed discussion of the purpose, composition and duties and responsibilities of the Nominating and Corporate Governance Committee is contained in its Charter attached to this Proxy Statement as Appendix B. The Nominating and Corporate Governance Committee met once during fiscal year 2003.

The COMPENSATION COMMITTEE is responsible for administering the compensation programs for Biomet's executive officers and employees. The Compensation Committee met twice during fiscal year 2003.

The STOCK OPTION COMMITTEE administers Biomet's stock option plans. Presently, no member of the Stock Option Committee participates in any of these plans with the exception that each of the two non-employee director members, Jerry L. Miller and Kenneth V. Miller, automatically receives an option to purchase 2,000 Common Shares every year during his service as a non-employee director of Biomet pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. The Stock Option Committee met four times during fiscal year 2003.

COMPENSATION OF DIRECTORS

Fees are paid to Biomet's Board of Directors and its committee members as follows:

Annual retainer for non-employee directors ..............................................................  $19,000*

Annual retainer for non-employee members of the Executive Committee ...................................... $19,000

Annual retainer for non-employee members of the Audit Committee .......................................... $19,000

Meeting attendance fee for non-employee directors and non-employee members of committees (except meetings of the Audit Compensation, and Nominating and
  Corporate Governance Committees held in conjunction with a meeting of the Board of Directors, and meetings of the Stock Option Committee, for which no meeting fee is paid) ........... $ 1,200

Meeting fee for telephonic participation by non-employee directors and non-employee members of committees (except meetings of the Audit, Compensation, and Nominating and Corporate Governance Committees held in conjunction with a meeting of the Board of Directors, and meetings of the Stock Option Committee, for which no meeting
  fee is paid) .......................................................................................... $   500

Board meeting attendance fee for employee directors ..................................................... $   750

Board meeting fee for telephonic participation by employee directors..................................... $   375


*Directors who are not employees receive one-half of their annual retainer in the form of Common Shares of Biomet, which are held in trust by Biomet until such Director's retirement from the Board of Directors. In addition, Biomet reimburses each director for his or her travel expenses for attending meetings of the Board of Directors and its committees.

Each director who is not a Biomet employee is automatically granted an option to purchase 2,000 Common Shares every year during his or her service on the Board of Directors pursuant to the terms of the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan ("1998 Plan"). The 1998 Plan provides that the purchase price of option shares may not be less than the fair market value per Common Share on the date of grant and the term of the option may not exceed ten years from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2003, the Compensation Committee was comprised of C. Scott Harrison, M.D.; Jerry L. Miller and Kenneth V. Miller. None of the members of the Compensation Committee is now serving or previously has served as an officer of Biomet or any of its subsidiaries. None of Biomet's executive officers serves as a director of, or in any compensation-related capacity for, other companies with which members of Biomet's Compensation Committee are affiliated.

                             EXECUTIVE COMPENSATION

GENERAL

The following Summary Compensation Table sets forth, for the three years ended May 31, 2003, certain information with respect to the compensation of Biomet's President and Chief Executive Officer and the four other most highly compensated executive officers who served in such capacities as of May 31, 2003.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                     ANNUAL            INCENTIVE
                                                  COMPENSATION           AWARDS
                                FISCAL YEAR    ------------------    ----------------     ALL OTHER
NAME AND PRINCIPAL POSITION     ENDED MAY 31    SALARY     BONUS     STOCK OPTIONS(#)   COMPENSATION(1)
---------------------------     ------------   -------     ------    ----------------   ---------------
Dane A. Miller, Ph.D.              2003        $284,000  $245,000            --            $16,900
  President and                    2002         264,300   230,000            --             16,875
  Chief Executive Officer          2001         244,700   207,000            --             14,850

Niles L. Noblitt                   2003        $284,000  $245,000            --            $16,900
  Chairman of the Board            2002         273,800   230,000            --             16,875
                                   2001         243,000   210,000            --             14,850

Garry L. England                   2003        $264,100  $220,000         4,000            $13,900
  Senior Vice President --         2002         246,700   209,000        15,000             13,500
  Warsaw Operations                2001         227,200   175,000         7,500             11,475

Charles E. Niemier                 2003        $281,800  $198,000         4,000            $16,900
  Senior Vice President --         2002         262,100   167,000        15,000             16,875
  International Operations         2001         242,600   170,000         7,500             14,850

James R. Pastena                   2003        $290,000  $189,000         4,000            $13,900
  Vice President of Biomet         2002         279,700   199,500        15,000             13,500
  and President of EBI, L.P.       2001         248,900   175,000        15,000             11,475


(1) Represents the value of Biomet's contribution to the Employee Stock Bonus Plan ($6,400, $6,000 and $5,100 for each of the named executives during 2003, 2002 and 2001, respectively), Biomet's contribution to the 401(k) Plan ($7,500, $7,500 and $6,375 for each of the named executives during 2003, 2002 and 2001, respectively) and director meeting attendance fees ($3,000, $3,375 and $3,375 paid to Dr. Miller, Mr. Noblitt and Mr. Niemier during 2003, 2002 and 2001, respectively).

STOCK OPTIONS

Options were granted in fiscal year 2003 to the following executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE VALUE
                        NUMBER OF                                                               AT ASSUMED ANNUAL
                        SECURITIES       PERCENT OF TOTAL                                     RATES OF STOCK PRICE
                        UNDERLYING       OPTIONS GRANTED     EXERCISE                    APPRECIATION FOR OPTION TERM(2)
                    OPTIONS GRANTED(1)   TO EMPLOYEES IN      PRICE      EXPIRATION     --------------------------------
NAME                        (#)          FISCAL YEAR 2003     ($/SH)        DATE            5% ($)             10% ($)
----                ------------------   ----------------    --------   ------------    -------------       ------------
Garry L. England          4,000                 0.2%          $24.00    July 17, 2007        $26,523           $58,609
Charles E. Niemier        4,000                 0.2%          $24.00    July 17, 2007        $26,523           $58,609
James R. Pastena          4,000                 0.2%          $24.00    July 17, 2007        $26,523           $58,609


(1) These options were granted under the Biomet, Inc. 1998 Qualified and Non-Qualified Stock Option Plan. They were granted at fair market value at the time of the grant, do not become exercisable until three years from the date of grant and carry with them the right to deliver previously owned shares in payment of the option price and to satisfy tax withholding requirements.

(2) The dollar amounts shown in these columns are the result of calculations at the 5% and 10% appreciation rates set by the Securities and Exchange Commission and are not intended to forecast the actual appreciation, if any, of Biomet's stock price. Biomet did not use an alternate formula to determine potential realizable value because it is not aware of any formula that is able to determine with reasonable accuracy the potential realizable value based on future unknown or volatile factors.

The following table sets forth the number of shares acquired on exercise of stock options and the aggregate gain realized on exercise in fiscal year 2003 by Biomet's executive officers named in the Summary Compensation Table. Dr. Miller and Mr. Noblitt have never received stock options from Biomet.


      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                                  OPTION VALUES

                        NUMBER OF                     NUMBER OF UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-MONEY
                     SHARES ACQUIRED      VALUE              AT MAY 31, 2003              OPTIONS AT MAY 31, 2003(2)
NAME                   ON EXERCISE      REALIZED(1)   EXERCISABLE     UNEXERCISABLE    EXERCISABLE         UNEXERCISABLE
----                ----------------    -----------   -----------     -------------    -----------         -------------
Garry L. England          25,032         $567,632        15,375           33,625          $262,133            $196,348
Charles E. Niemier        38,531         $768,758        26,906           33,625          $497,167            $196,348
James R. Pastena          51,232         $990,889        17,835           48,250          $230,203            $355,928


(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the "Value Realized" represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. It does not include any taxes which may have been owed. No cash is received until or unless the shares received upon exercise of an option are sold.

(2) Represents the difference between the base (or exercise) price of the option shares and a market price of $27.37, the closing price of the Common Shares reported by The Nasdaq National Market on May 31, 2003.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

The Compensation Committee and the Stock Option Committee of the Board of Directors (collectively referred to herein as the "Committee") are responsible for administering the compensation and benefit programs for Biomet's team members, including the executive officers. The Committee annually reviews and evaluates cash compensation and stock option grant recommendations made by the President and Chief Executive Officer for the executive officers (other than for himself) along with the rationale for such recommendations. The Committee examines these recommendations in relation to Biomet's overall objectives and makes compensation recommendations to the Board of Directors for final approval. The Committee also sends to the Board of Directors for approval its recommendations on compensation for the President and Chief Executive Officer, who does not participate in the decisions of the Board as to his compensation package. The President and Chief Executive Officer is not a member of the Compensation Committee. He is a member of the Stock Option Committee, but does not participate in the Biomet stock option program and has never received a stock option from Biomet.

WHAT IS BIOMET'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

Biomet's current executive compensation policies and practices reflect the compensation philosophies of Biomet's founders. Biomet is committed to maximizing shareholder value through performance. The Committee believes that an essential element to reaching that goal is the superior performance of Biomet's executive officers and management team. Biomet's practices and policies are designed to help achieve this objective by accomplishing the following goals:

     o Attracting, retaining and rewarding highly-qualified and productive persons.
     o    Relating compensation to both company and individual performance.
     o Establishing compensation levels that are internally equitable and externally competitive.
     o Encouraging an ownership interest and instilling a sense of pride in Biomet, consistent with the interests of Biomet's shareholders.

The Committee firmly believes that all team members play a critical role in Biomet's success and, therefore, all team members are eligible to participate in Biomet's cash and equity compensation plans. The Committee continues to believe in one of Biomet's founding philosophies: equity incentives in the form of stock options are an excellent motivation for all team members, including executive officers, and serve to align the interests of team members, management and shareholders.

Based on these objectives, the compensation package of the executive officers consists of four primary elements:

     o    base salary
     o    incentive bonuses
     o    stock options
     o    participation in employee benefit plans

BASE SALARY. A base salary is set for each executive officer at the beginning of each calendar year by the Board of Directors, after receiving a recommendation from the Committee. The Committee recommends to the Board of Directors what it believes to be an appropriate base salary for each executive officer based on Biomet's performance, the executive officer's performance, Biomet's future objectives and challenges, and the current competitive environment. Base salaries are intended to be relatively moderate, but competitive. During fiscal year 2003, the base salary of the executive officers as a group increased approximately 7%.

INCENTIVE BONUSES. A significant portion of each executive officer's annual compensation is based on the financial performance of Biomet. Approximately one-half of each executive officer's potential annual cash compensation is based upon an incentive bonus, which is accrued and paid at the mid-point and the conclusion of each fiscal year. The potential bonus is determined at the discretion of the Committee and approved by the Board of Directors at the beginning of each fiscal year. In exercising its discretion, the Committee takes into account the growth in revenues and earnings and working capital management of the operations for which the executive officer is responsible or plays a significant role, as well as the goals, objectives, responsibilities and length of service of each officer.

STOCK OPTIONS. Stock options have always been a key element in Biomet's long-term incentives program. The primary purpose of stock options is to provide executive officers and other team members with a personal and financial interest in Biomet's success through stock ownership, thereby aligning the interests of such persons with those of Biomet's shareholders. This broad-based program is a vital element of Biomet's goal to empower and motivate outstanding long-term contributions by team members within all levels of Biomet. The Committee believes that stock options help to create an entrepreneurial environment within Biomet and instill the spirit of a small company. Additionally, the Committee believes stock options provide broad incentives for the day-to-day achievements of all team members in order to sustain and enhance Biomet's long-term performance.

The Committee believes that the value of stock options will reflect Biomet's financial performance over the long term. Because Biomet's employee stock option program provides for at least a one-year waiting period before options may be exercised and an exercise price at fair market value as of the date of grant, executive officers and other team members benefit from stock options only when the market value of the Common Shares increases over time. Individual executive officer stock option awards are based on level of responsibility, individual contribution, length of service and total number of Common Shares owned in relation to other executive officers. All team members are eligible to receive stock options. The current plan provides that all hourly team members of Biomet and its subsidiaries receive a stock option after just two years of service with Biomet or one of its subsidiaries.

BENEFIT PLANS. The executive officers may also participate in Biomet's 401(k) Plan and the Employee Stock Bonus Plan ("ESBP"). All team members residing in the United States who are at least 18 years of age and complete at least 90 days of service or 1,000 hours per year are also eligible to participate in both plans. With respect to the 401(k) Plan, each year Biomet, in its sole discretion, may match 75% of each team member's contributions, up to a maximum amount equal to 5% of the team member's compensation, either in cash or in Common Shares. All contributions to the 401(k) Plan are allocated to accounts maintained on behalf of each participating Team Member and, to the extent vested, are distributed to the team member upon retirement, death, disability or termination of service. Historically, the 401(k) Plan has purchased Common Shares with Biomet's matching contribution. Biomet may make contributions to the ESBP in the form of Common Shares or cash in such amounts, if any, as it may determine in its sole discretion, and participating team members may make voluntary contributions to the ESBP in amounts up to 10% of their annual compensation. Historically, Biomet has made contributions to the ESBP equal to 3% of each team member's annual salary, up to the maximum amount permitted by applicable Internal Revenue Service regulations. The funds accumulated under the ESBP are invested by the trustee primarily in Biomet Common Shares. Distributions are made to team members at retirement, death, disability or termination of service, in Common Shares or, at the team member's option, in cash. Because a significant portion of the assets of both of these plans is invested in Biomet's Common Shares, they serve to further align the interests of team members, management and shareholders.

HOW IS BIOMET'S PRESIDENT AND CHIEF EXECUTIVE OFFICER COMPENSATED?

The compensation for Biomet's President and Chief Executive Officer, Dane A. Miller, Ph.D., is established by the Compensation Committee and approved by the Board of Directors. Dr. Miller is not a member of the Compensation Committee and does not participate in decisions of the Board of Directors with respect to his compensation. Over the years, Dr. Miller has received modest increases in his cash compensation, notwithstanding Biomet's strong financial results. These modest increases reflect his cost-conscious management style and belief that the financial success of management should be closely aligned with shareholder interests through appreciation in the value of Biomet's stock. Dr. Miller has never received a stock option and he does not participate in Biomet's stock option program. Notwithstanding an increase of 17% and 20% in Biomet's net sales, and net income, respectively, for fiscal year 2003, the total compensation paid to Dr. Miller increased approximately 7% during fiscal year 2003.

The Committee believes that the executive compensation programs and practices described above are conservative and fair to Biomet's shareholders. The Committee further believes that these programs and practices serve the best interests of Biomet and its shareholders.

                    Respectfully submitted,

                    COMPENSATION COMMITTEE        STOCK OPTION COMMITTEE

                    Kenneth V. Miller, Chairman   Kenneth V. Miller, Chairman
                    C. Scott Harrison, M.D.       Dane A. Miller, Ph.D.
                    Jerry L. Miller               Jerry L. Miller
                                                  Niles L. Noblitt

                           REPORT OF AUDIT COMMITTEE

The primary function of the Audit Committee, as stated in its written charter adopted by the Board of Directors (attached to this Proxy Statement as Appendix
A), is to assist the Board of Directors in fulfilling its oversight responsibilities as they relate to Biomet's accounting policies, internal controls and financial reporting practices. The Audit Committee fulfills this responsibility by reviewing the financial reporting process, the systems of internal control, the audit process and Biomet's process for monitoring compliance with laws and regulations and with its code of conduct. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, the internal audit department and the independent accountants. To effectively perform his role, each committee member will obtain an understanding of the detailed responsibilities of committee membership as well as Biomet's business, operations and risks. Members of the Audit Committee are independent non-executive directors and fall within the definition of "independent director" as set forth by the current Nasdaq Market Rules.

The Audit Committee fulfills its responsibilities through periodic meetings with Biomet's independent accountants, internal auditors and members of Biomet's management. During fiscal year 2003, the Audit Committee met ten times. In addition, the chairman of the Audit Committee, as a representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with management prior to public release.

The Audit Committee has discussed the quality and adequacy of Biomet's internal controls with management, the internal auditors and the independent accountants. The Audit Committee has considered and reviewed with the internal auditors and independent accountants their audit plans, the scope of the audit, the identification of audit risks and the results of the internal audit examinations. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy.

The Audit Committee has reviewed Biomet's audited financial statements for the fiscal year ended May 31, 2003, and discussed them with management and Biomet's independent accountants. Management has the responsibility for the preparation and integrity of Biomet's financial statements and the independent accountants have the responsibility for the examination of those statements. The Audit Committee's review included discussion with the independent accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

The Audit Committee has received and reviewed written disclosures and a letter from the independent accountants required by the Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committees," as amended to date, and has discussed with the independent accountants their independence from management. The Audit Committee has determined that the provision of non-audit services to Biomet during the most recently ended fiscal year by the independent accountants is compatible with maintaining their independence.

Based upon the review of the financial statements and discussions with management and the independent accountants, the Audit Committee recommended to the Board that Biomet's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended May 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee has selected Ernst & Young LLP as the independent accountants for Biomet's fiscal year 2004.

During fiscal year 2003, the Audit Committee reviewed all transactions between Biomet and its executive officers. The Audit Committee believes the terms of these transactions are no less favorable to Biomet than would have been available in the absence of the relationship with the executive officer.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that Biomet's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Those responsibilities belong to management and Biomet's independent accountants. In giving its recommendations to the Board of Directors, the Audit Committee has relied on (a) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and (b) the report of Biomet's independent accountants with respect to such financial statements.

                                        Respectfully submitted,

                                        Kenneth V. Miller, Chairman
                                        C. Scott Harrison, M.D.
                                        L. Gene Tanner

                            STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on Biomet's Common Shares with the cumulative total return of Standard & Poor's 500 Stock Index ("S&P 500 Index") and Standard & Poor's Health Care Equipment Index ("S&P Health Care Index") for the five most recent fiscal years ended May 31. The comparison assumes $100 invested on May 31, 1998, and the reinvestment of dividends, in Biomet's Common Shares and in each of the indices.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
             AMONG COMMON SHARES OF BIOMET, INC., THE S&P 500 INDEX
                         AND THE S&P HEALTH CARE INDEX


                                    (GRAPH)

                                INDEXED RETURNS
                                  YEARS ENDING

                        BASE PERIOD
COMPANY/INDEX              5/31/98     5/31/99     5/31/00    5/31/01    5/31/02     5/31/03
-------------           ------------   -------     -------    -------    -------     -------
Biomet, Inc.                $100       $138.84     $125.85    $234.68    $223.08     $218.23
S&P 500 Index                100        121.03      133.71     119.59     103.03       94.73
S&P Health Care Index        100        123.89      138.20     136.11     147.89      153.48

                              CERTAIN TRANSACTIONS

Dane A. Miller, Ph.D., President and Chief Executive Officer and a member of the Board of Directors of Biomet, is a majority shareholder in a corporation which provides the use of an aircraft to Biomet on an as-needed basis. Biomet pays a flat monthly fee of $42,135, plus sales tax, to that corporation for the use of the aircraft. During the last fiscal year, Biomet made payments to that corporation of approximately $503,235 in rental fees and scheduled maintenance on the aircraft. The Audit Committee of the Board of Directors has reviewed this relationship and believes the rental rate and other terms of this arrangement to be no less favorable to Biomet than would have been available in the absence of the relationship described.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Biomet's directors and executive officers and persons who own more than 10 percent of a registered class of Biomet's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Biomet Common Shares and other equity securities. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish Biomet with copies of all Section 16(a) forms filed by them.

During fiscal year 2003, three of Biomet's executive officers did not timely report changes in ownership of Biomet Common Shares. Bareld J. Doedens failed to timely report the exercise of two stock options and resulting acquisition of shares, including the open market sale of shares to cover the cost of exercise on March 3, 2003. This transaction was included in the Form 5 Annual Statement of Beneficial Ownership of Securities filed by Mr. Doedens. James W. Haller failed to timely report the receipt of a stock option award from Biomet on November 19, 2002. This stock option award was reported on January 7, 2003. Gregory D. Hartman failed to timely report the exercise of three stock options and the resulting acquisition of shares on April 17, 2003. This transaction was included in the Form 5 Annual Statement of Beneficial Ownership of Securities filed by Mr. Hartman.

Other than the transactions noted above, to Biomet's knowledge, based solely on the review of the copies of such reports furnished to Biomet and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten percent beneficial owners were complied with on a timely basis during the fiscal year ended May 31, 2003.

          ITEM 2--RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected the firm of Ernst & Young LLP ("Ernst & Young"), independent certified public accountants, to serve as independent accountants for the year ending May 31, 2004. The Board of Directors has determined that it would be desirable to request that the shareholders ratify such selection. As discussed below, Ernst & Young has served as the Company's independent accountants since October 2001. Biomet has been advised by Ernst & Young that neither it nor any of its associates has any direct or material indirect financial interest in Biomet.

PricewaterhouseCoopers LLP ("PWC") served as independent public accountants for Biomet for the fiscal year ended May 31, 2001. In June 2001 PWC advised Biomet that it was closing its office in South Bend, Indiana that had served the Company since 1980. Upon receipt of this advice, Biomet's Audit Committee and members of management interviewed several accounting firms, including PWC. On October 29, 2001, the Board of Directors of the Company, on the recommendation of the Audit Committee, approved the dismissal of PWC and the appointment of Ernst & Young as Biomet's independent accountants for the year ended May 31, 2002. The Audit Committee has also selected Ernst & Young as Biomet's independent accountants for the year ended May 31, 2003.

The reports of PWC on Biomet's financial statements for the year ended May 31, 2001 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of Biomet's financial statements for the year ended May 31, 2001 and through October 29, 2001, there were no disagreements with PWC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PWC, would have caused them to make reference thereto in their reports on the financial statements for such year.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions concerning the audit for the fiscal year ended May 31, 2003.

                      INDEPENDENT AUDITOR FEE INFORMATION

Fees for professional services provided by our independent accountants in each of the last two fiscal years, in each of the following categories are:

                        2003         2002
                     ----------   ----------
Audit Fees           $1,166,291   $  519,404
Audit-Related Fees       84,763       57,934
Tax Fees                 95,052        8,180
All Other Fees          113,127       10,000
                     ----------   ----------
                     $1,459,233   $  595,518
                     ----------   ----------


Fees for audit services include fees associated with the annual audit, the reviews of Biomet's quarterly reports on Form 10-Q and statutory audits required internationally. Audit-related fees principally included due diligence in connection with acquisitions, accounting consultation, and benefit plan audits. Tax fees included tax compliance, tax advice and tax planning, including expatriate tax services.

All other fees principally include support and advisory services related to Biomet's expatriate program, benefit plans and real estate activities.

                           INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by Biomet under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled "Report of Audit Committee," "Report of the Compensation and Stock Option Committees" (to the extent permitted by the rules of the SEC) and "Performance Graph," as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

                  INFORMATION REGARDING SHAREHOLDER PROPOSALS
                          FOR THE 2004 ANNUAL MEETING

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the proxy materials for Biomet's Annual Meeting for the fiscal year ended May 31, 2004, you should submit your proposal in writing to the Secretary of Biomet, P.O. Box 587, Warsaw, Indiana 46581-0587, no later than April 24, 2004.

Biomet's Bylaws establish an advance notice procedure with regard to shareholder nominations of directors. If you wish to submit director nominees for consideration by the shareholders at Biomet's 2004 Annual Meeting, you must provide a written notice to the Secretary of Biomet, P.O. Box 587, Warsaw, Indiana 46581-0587. Such written notice must be delivered to, or mailed and received at, such address not less than 60 days nor more than 90 days prior to next year's Annual Meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, any notice of nomination by a shareholder must be received not later than the close of the business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Such written notice must also contain specified information concerning the persons to be nominated and concerning the shareholder making such nominations. You may obtain a copy of Biomet's Bylaws from the Secretary of Biomet.

If you notify Biomet after July 8, 2004 of an intent to present a proposal at Biomet's 2004 Annual Meeting, Biomet's proxy holders will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in Biomet's proxy materials.

                                 OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Biomet has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If (a) any matters of which Biomet did not have notice by July 6, 2003 (45 days prior to August 20, the first date of mailing of proxy materials for last year's Annual Meeting) should properly come before the meeting; (b) a person not named herein is nominated at the meeting for election as a director because a nominee named herein is unable to serve or for good cause will not serve; or (c) any matters should arise incident to the conduct of the meeting, then the proxies will be voted in accordance with the recommendations of the Board of Directors of Biomet.


                                           By Order of the Board of Directors,

                                           /s/ DANIEL P. HANN

                                           Daniel P. Hann, Secretary

August 14, 2003

                                   APPENDIX A

                      BIOMET, INC. AUDIT COMMITTEE CHARTER
                            (ADOPTED JUNE 27, 2003)

MISSION STATEMENT

The Audit Committee (the "Committee") will assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will review the financial reporting process, the systems of internal controls, the audit process, and the Company's process for monitoring compliance with laws and regulations and with the code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the internal and external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company's business, operations and risks.

ORGANIZATION

o Audit Committee members shall meet the requirements established and updated by the NASDAQ Exchange.

o The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent non-executive directors, in accordance with the rules and regulations of the Securities and Exchange Commission and the NASDAQ listing standards, free from any relationship that would interfere with the exercise of his or her independent judgment.

o All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements.

o Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee.

o If an Audit Committee chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

o The Committee shall convene at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the external auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the external auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

ROLES AND RESPONSIBILITIES

Internal Control

o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities.

o Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a system breakdown;

o Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management; and

o Ensure that the external and internal auditors keep the Audit Committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters.

                              FINANCIAL REPORTING

GENERAL

o Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements; and

o Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks.

o Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls or auditing matters and establish clear hiring policies for employees or former employees of the Company's outside auditor.

o Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

o Report regularly to the Board of Directors as to the Audit Committee's accomplishments of its purposes and responsibilities.

o    Conduct an annual performance evaluation of the Audit Committee.

ANNUAL FINANCIAL STATEMENTS

o Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members and assess whether the financial statements reflect appropriate accounting principles;

o Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures;

o Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of obsolete or slow-moving inventory; loan losses; warranty, product and environmental liability; litigation reserves; and other commitments and contingencies;

o Meet with management and the external auditors to review the financial statements and the results of the audit;

o Consider management's handling of proposed audit adjustments identified by the external auditors;

o Review the MD&A and other sections of the Annual Report before its release and consider whether the information is adequate and consistent with members' knowledge about the Company and its operations; and

o Ensure that the external auditors communicate certain required matters to the committee.

INTERIM FINANCIAL STATEMENTS

o Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies and discuss Company policies with respect to risk assessment and risk management.

o Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement and the extent to which the external auditors review quarterly financial information;

o Meet with management and with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review. (This may be done by the Committee chairperson or the entire Committee);

o To gain insight into the fairness of the interim statements and disclosures, including the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations," obtain explanations from management and from the internal and external auditors on whether:

          o Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;

          o Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company's operations and financing practices;

          o Generally accepted accounting principles have been consistently applied;

          o There are any actual or proposed changes in accounting or financial reporting practices;

          o    There are any significant or unusual events or transactions;

          o The Company's financial and operating controls are functioning effectively;

          o The Company has complied with the terms of loan agreements or security indentures; and

          o The interim financial statements contain adequate and appropriate disclosures.

o Ensure that the external auditors communicate certain required matters to the committee.

COMPLIANCE WITH LAWS AND REGULATIONS

o Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management's investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

o Periodically obtain updates from management, general counsel and tax director regarding compliance;

o Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

o Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission.

COMPLIANCE WITH CODE OF CONDUCT

o Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

o Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the code of conduct and the guidelines for acceptable business practices;

o    Review the program for monitoring compliance with the code of conduct; and

o Periodically obtain updates from management and general counsel regarding compliance.

INTERNAL AUDIT

o Review, at least annually, the then-current and future programs of the Company's Internal Audit Department, including the procedure for assuring implementation of accepted recommendations made by the internal auditors; and review any issues that arise regarding the performance of the Company's internal audit function and the significant matters contained in these Internal Audit Department reports;

o Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit; and

o    Review the effectiveness of the internal audit function.

EXTERNAL AUDIT

o Appoint the public accounting firm for the purpose of preparing or issuing an audit report or to perform related work and set their compensation.

o Preapprove all audit and permitted non-audit services to be performed by the public accounting firm; or delegate the authority to preapprove such services to one or more members of the Audit Committee, who shall report any decision to preapprove any services to the full Audit Committee at its regularly scheduled meetings.

o Report the preapproval of any permitted non-audit services to management for disclosure in the Company's periodic reports.

o Review with members of the public accounting firm selected by the Audit Committee as outside auditors for the Company the scope of the prospective audit, the estimated fees therefor and such other matters pertaining to such audit as the Audit Committee may deem appropriate.

o    Receive and review:

          (a) a report by the external auditor describing (i) the external auditor's internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) in an effort to assess the auditors' independence, all relationships between the auditors and the Company; and

          (b) all other reports from the external auditors, including the annual comments from the external auditors on accounting procedures and systems of control;

o Review and consider whether the provision by the external auditors of any permitted non-audit services is compatible with maintaining their independence; review and approve the non-audit fees of the external auditors; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries, and any audit problems or difficulties and management's response.

o Receive from the external auditors the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the external auditors.

OTHER RESPONSIBILITIES

o Review, with the company's counsel, any legal matters that could have a significant impact on the company's financial statements;

o Review the policies and procedures in effect for considering officers' expenses and perquisites;

o If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

o    Perform other oversight functions as requested by the full Board; and

o    Review and update the charter; receive approval of changes from the Board.

                                   APPENDIX B

                                  BIOMET, INC.
             NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
                            (ADOPTED JUNE 27, 2003)

PURPOSE

The Corporate Governance and Nominating Committee (the "Committee") is a standing committee appointed by the Board of Directors (the "Board") of Biomet, Inc. (the "Company") for the following purposes:

o To establish eligibility criteria and procedures for identifying potential nominees to the Board;

o    To receive and review recommendations for director nominations;

o To recommend to the Board nominees for director for the next Annual Meeting of the Company's Shareholders;

o To recommend to the Board the director nominees for each committee of the Board;

o To consider for recommendation to the Board the Corporate Governance Principles applicable to the Company;

o To provide oversight of the corporate governance affairs of the Board and the Company; and

o To assist in the evaluation of the Board, its committees and the individual directors.


MEMBERSHIP

The Committee shall consist of not less than three directors all of whom, in the judgment of the Board of Directors, shall be independent in accordance with the NASDAQ Stock Exchange listing standards and as determined in the business judgment of the Board. Committee members shall be appointed for three-year terms at the Annual Meeting of the Board of Directors and shall serve until a replacement for each member is duly elected and qualified or until such member's resignation or removal from the Board or the Committee. The members of the Committee may be removed, with or without cause, by a majority vote of the Board. The Chairman of the Committee shall be designated by the members of the Committee. The Committee may form and delegate authority to subcommittees in compliance with applicable law when deemed appropriate by the Committee. The Committee shall meet at least once annually, or more frequently as circumstances dictate.

DUTIES AND RESPONSIBILITIES

To fulfill its purpose, the Committee, acting in conjunction with the Chairman of the Board and Chief Executive Officer at such times as the Committee deems appropriate, shall perform the following functions. The Committee has the authority, as necessary and appropriate, to consult with outside financial, legal and other advisors to assist in their duties to the Company.

o Criteria for Nomination to the Board. The Committee shall establish and periodically review the criteria for Board membership which should include, among other things, experience, appropriate skills and knowledge and the ability to act on behalf of shareholders;

o Nomination and Training of Directors. With respect to the structure of the Board, the Committee shall

          o periodically consider the size, composition and needs of the Board;

          o consider, recommend and recruit candidates to fill available positions on the Board;

          o    review candidates recommended by shareholders, if any;

          o conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

          o recommend the Director nominees for approval by the Board and the shareholders.

o Conflicts of Interest. The Committee shall consider questions of possible conflicts of interest of Board members and the Company's executive officers.

o Committees of the Board. The Committee shall monitor and recommend the functions and membership of the various committees of the Board. The Committee shall also consider and recommend to the Board any changes to committees of the Board and the potential creation and/or dissolution of committees of the Board.

o Board Compensation. The Committee shall advise the Board regarding changes in the amount and form of Board compensation.

o Board Administration. The Committee shall make recommendations on the structure of Board meetings and shall recommend matters for consideration by the Board.

o Corporate Governance Principles. The Committee shall consider developing a set of Corporate Governance Principles. If the Committee develops a set of such principles, it will submit them to the Board for approval. The Committee shall also consider matters of corporate governance and, if established, periodically review the Company's adherence to the Corporate Governance Principles.

o Shareholder Interests. The Committee shall periodically review the Company's Shareholder Rights Plan and shall recommend and review the share ownership expectations of the Board members and senior officers of the Company.

o Succession Planning. The Committee shall consider Director retirement policies. The Committee shall periodically review with the Chairman of the Board and Chief Executive Officer the succession plans relating to positions held by the Company's executive officers.

o Board and Committee Evaluation Process. The Committee shall develop and recommend to the Board a periodic performance process for the Board, its members and each of its committees.

o Self Evaluation. The Committee shall perform a periodic, informal performance evaluation of the Committee. The evaluation shall compare the performance of the Committee with the requirements of this charter. Upon the completion of the self evaluation, the Committee shall report its findings to the Board and may also recommend to the Board any changes to the Charter and/or function of the Committee it deems necessary or desirable as a result of the evaluation.

o Evaluation of the Company's Executive Officers. The Committee shall periodically review with the Chairman of the Board and Chief Executive Officer the functions and performance of the Company's executive officers and make recommendations to the Board on any changes the committee deems necessary or desirable.

                            YOUR VOTE IS IMPORTANT.
                  PLEASE VOTE YOUR PROXY AS SOON AS POSSIBLE.











                              (BIOMET, INC. LOGO)

(BIOMET INC LOGO)                       VOTE BY INTERNET - www.proxyvote.com

BIOMET, INC.                            Use the Internet to transmit your voting
56 E. BELL DRIVE                        instructions and for electronic delivery
P.O. BOX 587                            of information up until 11:59 P.M.
WARSAW, IN 46582                        Eastern Time the day before the cut-off
                                        date or meeting date. Have your proxy
                                        card in hand when you access the web
                                        site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                        VOTE BY MAIL

                                        Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Biomet, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:             BIOMET     KEEP THIS PORTION FOR YOUR RECORDS
---------------------------------------------------------------------------------------------------------------------
                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.      DETACH AND RETURN THIS PORTION ONLY

BIOMET, INC.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL
BE VOTED IN THE MANNER DIRECTED. IF NO
DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
"FOR" MATTERS 1 & 2 BELOW.                          FOR  WITHHOLD FOR ALL  To withhold authority to vote, mark "For
                                                    ALL    ALL    EXCEPT   All Except" and write the nominee's
ELECTION OF DIRECTORS                               [ ]    [ ]     [ ]     number on the line below.

1. NOMINEES: 01) JERRY L. FERGUSON                                         ------------------------------------------
             02) DANIEL P. HANN
             03) THOMAS F. KEARNS, JR.
             04) DANE A. MILLER, PH.D.

VOTE ON PROPOSAL

                                                                                              FOR   AGAINST   ABSTAIN
2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS       [ ]     [ ]       [ ]
   FOR THE COMPANY FOR THE FISCAL YEAR ENDING MAY 31, 2004.

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please
check this box and write them on the back where                       [ ]
indicated.

Please indicate if you plan to attend this meeting    [ ]     [ ]
                                                      YES     NO


---------------------------------------------               ------------------------------------
Signature [PLEASE SIGN WITHIN BOX]       Date               Signature (Joint Owners)        Date

PROXY

                                  BIOMET, INC.

        ANNUAL MEETING OF SHAREHOLDERS -- SEPTEMBER 27, 2003 AT 1:30 P.M.
                       THIS PROXY IS SOLICITED ON BEHALF
                           OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dane A. Miller, Ph.D. and Niles L. Noblitt as proxies, each with the power to act alone and of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the Common Shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Saturday, September 27, 2003, or any adjournment thereof. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

ADDRESS CHANGES/COMMENTS:
                          ------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                (If you noted address changes or comments above,
            please check the corresponding box on the reverse side.)

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.